Exhibit 4.2

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED BY THE HOLDER HEREOF FOR ITS OWN ACCOUNT FOR INVESTMENT WITH NO INTENTION OF MAKING OR CAUSING TO BE MADE A PUBLIC DISTRIBUTION OF ALL OR ANY PORTION THEREOF. SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

       ______], 2012

Z TRIM HOLDINGS, INC. WARRANT
TO PURCHASE COMMON STOCK

Void after _____, 2017

Z trim holdings, inc., an Illinois corporation (the "Company"), hereby certifies that, for value received, ________ (including any successors and assigns, "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 PM Central time, on September 6, 2016 (the "Expiration Date"), but not thereafter, up to FIFTY THOUSAND (50,000) fully paid and nonassessable shares of Common Stock (the "Warrant Shares") under the terms set forth herein.

1.           Number of Warrant Shares; Exercise Price. This Warrant shall evidence the right of the Holder to purchase the Warrant Shares at an initial exercise price per Warrant Share of $1.50 per share (the "Exercise Price"), subject to adjustment as provided in Section 7 below.

2.           Definitions. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term "Common Stock" shall mean the common stock, par value

$.00005 per share, of the Company.

(b) The term "Company" shall include any company which shall succeed to or assume the obligations of the Company hereunder.

(c) The term "Corporate Transaction" shall mean (i) a sale, lease transfer or conveyance of all or substantially all of the assets of the Company; (ii) a consolidation of the

Company with, or merger of the Company with or into, another corporation or other business entity in which the stockholders of the Company immediately prior to such consolidation or merger own less than 50% of the voting power of the surviving entity immediately after such consolidation or merger; or (iii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company.

(d)       The term "Stock" shall mean (i) Common Stock or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

3. Exercise Date; Expiration. Subject to the terms hereof, this Warrant may be exercised by the Holder at any time or from time to time before the Expiration Date (the

"Exercise Period").

4. Exercise of Warrant: Partial Exercise. This Warrant may be exercised in full by the Holder by surrender of this Warrant, together with the Holder's duly executed form of subscription attached hereto as Exhibit A, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, of the aggregate exercise price (as determined above) of the number of Warrant Shares to be purchased hereunder. The exercise of this Warrant pursuant to this Section 4 shall be deemed to have been effected immediately prior to the close of business on the business day on which this

Warrant is surrendered to the Company as provided in this Section 4, and at such time the person in whose name any certificate for Warrant Shares shall be issuable upon such exercise shall be deemed to be the record holder of such Warrant Shares for all purposes. As soon as practicable after the exercise of this Warrant, the Company at its expense will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates for the whole number of fully paid and nonassessable shares of Warrant Shares to which the Holder shall be entitled on such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the current fair market value of one full Warrant Share as determined in good faith by the Board of Directors, and, if such Warrant is not exercised in full, a new warrant evidencing the balance of the shares remaining subject to the Warrant.

5. Company’s Right to Call the Option.  This Warrant shall be callable by the Company, if, at any time during the life of the Warrant, the 10 trading day trailing average closing stock price per share (as reported by the OTC Bulletin Board) for the Common Stock shall exceed $2.99.  The Holder shall have five (5) business days from the date of receipt of the Company’s notice of its intent to call the Warrant to exercise the Warrant.  If the Holder chooses not to exercise the Warrant within said time frame, the Warrant shall expire and be terminated without value.

6. Intentionally left blank.

7. Adjustments to Conversion Price. For the purposes of this Section 7, the term

Exercise Price shall mean the Exercise Price per share set forth on the first page of this Warrant as adjusted from time to time pursuant to the provisions of this Section 7. The number and kind of Warrant Shares (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant and the Exercise Price hereunder shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(a) Splits and Subdivisions. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock

Equivalents") without payment of any consideration by such holder for the additional shares of

Common Stock or Common Stock Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased, and the number of Warrant Shares for which this Warrant is exercisable shall be appropriately increased, in proportion to such increase of outstanding shares.

(b) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the Exercise Price shall be appropriately increased and the number of

Warrant Shares for which this Warrant is exercisable shall be appropriately decreased in proportion to such decrease in outstanding shares.

(c) Reclassification or Reorganization. If the Warrant Shares issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a split, subdivision or stock dividend provided for in Section 7(a) above or a combination of shares provided for in Section 7(b) above, or a reorganization, merger or consolidation provided for in Section 7(d) below, then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of Warrant Shares issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

(d) Merger or Consolidation. If at any time or from time to time there shall be a capital reclassification or reorganization of the Warrant Shares or a Corporate Transaction

(other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 7) of the Company, then as a part of such reorganization or Corporate

Transaction, adequate provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, the number of shares of stock or other securities or property of the Company, resulting from such reorganization, recapitalization or Corporate

Transaction to which a holder of the number of Warrant Shares issuable upon the exercise of this

Warrant would have received if this Warrant had been exercised immediately prior to such reorganization or Corporate Transaction. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 7(d) hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such Corporate Transaction unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Corporate Transaction or the corporation purchasing or acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company,

such shares of stock, securities or assets as, in accordance with the foregoing provisions, the

Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 7(d) shall similarly apply to successive reorganizations, reclassifications, or

Corporate Transactions.

 (e)            Notice of Record Dates: Adjustments. In the event of a Corporate Transaction, the Company shall provide to the Holder twenty (20) days advance written notice of such Corporate Transaction. The Company shall promptly notify the Holder in writing of each adjustment or readjustment of the Exercise Price hereunder and the number of Warrant Shares issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based.

8. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.

9. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the

Holder as a stockholder of the Company.

10. Miscellaneous.

(a)       Transfer of Warrant; Permitted Designees. The Holder agrees not to make any disposition of this Warrant, the Warrant Shares or any rights hereunder without the prior written consent of the Company. Any such permitted transfer must be made by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto as Exhibit B to any such permitted transferee. As a condition precedent to such transfer, the transferee shall sign an investment letter in form and substance satisfactory to the Company. Subject to the foregoing, the provisions of this Warrant shall inure to the benefit of and be binding upon any successor to the Company and shall extend to any holder hereof. Notwithstanding anything contained herein, the Company shall, upon written instructions to be delivered to the Company within fifteen (15) business days following the date hereof, transfer all or a portion of this Warrant to officers, directors, employees and other registered agents or associated persons of the Holder (collectively, "Permitted Designees”) in accordance with this Section 10; provided, however, the Company shall not be required to issue such Warrants to any person who is not an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, and provided, further, such transfer must be in compliance with applicable Federal and state securities laws. Each Permitted Designee shall be required to execute fully and completely the Investor Representation Letter in the form attached hereto as Exhibit C prior to the issuance of the Warrant to such person.

(b) Titles and Subtitles. The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.

(c) Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Warrant shall be in writing and shall be effective and deemed given to such party under this Warrant on the earliest of the following: (a) the date of personal delivery;

(b) two (2) business days after transmission by facsimile, addressed to the other party at its facsimile number, with confirmation of transmission; (c) four (4) business days after deposit with a return receipt express courier for United States deliveries; or (d) five (5) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for

United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to such party at the address set forth on the signature page hereto, or at such other address as such party may designate by ten (10)

days advance written notice to the other party hereto. Notices to the Company will be marked

"Attention: Chief Financial Officer."

(d) Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

(e) Amendments and Waivers. In addition to the provision for waiver of an exercise price adjustment set forth in Section 7 above, any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Holder and the Company. Any amendment or waiver effected in accordance with this Section 10(e) shall be binding upon the Holder of this Warrant (and of any securities into which this Warrant is convertible), each future holder of all such securities, and the Company.

(f)       Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(g)       Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Illinois, without giving effect to its conflicts of laws principles.

(h)        Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

in witness whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

Z TRIM HOLDINGS, INC.,
an Illinois corporation

By:
Name: Steven J. Cohen
Title: Chief Executive Officer

Address: 1011 Campus Drive Mundelein, IL 60060

EXHIBIT A
FORM OF SUBSCRIPTION (To be signed only on exercise of Warrant)

To:      Z TRIM HOLDINGS, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby
irrevocably elects to (a) purchase                    shares of the Common Stock covered by such Warrant
and herewith makes payment of $                                                             , representing the full purchase price for such
shares at the price per share provided for in such Warrant, or (b) exercise such Warrant for shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of
Section 5 of such Warrant.

Please issue a certificate or certificates representing                                                       shares in the name of the
undersigned or in such other name or names as are specified below:

(Name)

(Address)
The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

(Print Name)

(Address) Dated:

EXHIBIT B
FORM OF ASSIGNMENT

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

for value received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)
Address:
(Please Print)

Dated:                            , 20_

Holder's
Signature:

Holder's Address:

NOTE: The signature to this Form of Assignment must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT C

FORM OF INVESTOR REPRESENTATION LETTER

DATE

Z Trim Holdings, Inc. 1011 Campus Drive Mundelein, IL 60060

Gentlemen:

In connection with my receipt of warrants ("Warrants") to purchase the number of shares of common stock referred to below, I hereby represent, warrant and covenant as follows:

1.   Check each one which is applicable:

I am an "accredited investor" within the meaning of Regulation D promulgated under the

Securities Act of 1933, as amended (the "Act");

 I have such knowledge and experience in financial, tax, and business matters so as to utilize information made available to me in order to evaluate the merits and risks of an investment decision with respect thereto;

2.           I have had the opportunity to ask questions and receive and review such answers and information concerning Z Trim Holdings Inc. (the "Issuer") as I have deemed pertinent;

3.          I am not relying on the Issuer respecting the tax and other economic considerations of an investment in the Issuer;

4.           I am acquiring the Warrants and the underlying securities related thereto solely for my own account for investment and not with a view to resale or distribution. I acknowledge that neither the Warrants nor the underlying securities have been registered under the Act and may not be resold except pursuant to an effective registration statement thereunder or an exemption therefrom.

Name:

Holder of Warrants to purchase
shares of common stock of Z Trim Holdings, Inc. pursuant to the terms of the Common Stock Purchase Warrant dated ________